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                                                                      EXHIBIT 21
                                  Subsidiaries
                                  ------------



                      Name                     Jurisdiction of Organization

     Bank of Luxemburg                                   Wisconsin
     Area Development Corporation                        Wisconsin
     Luxemburg Investment Corporation *                   Nevada




                * A wholly-owned subsidiary of Bank of Luxemburg





















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